Exhibit 10.3




LaSalle National Bank
135 South LaSalle Street
Chicago, IL 60603
(312) 904-5415



May 14, 1999

Richard P. Brandstatter
Vice President-Finance
Heartland Technology, Inc.
547 W. Jackson Boulevard
Chicago, IL 60661

Re:      Covenant Waiver for Solder Station One, Inc. for March 31, 1999
         Violation

Dear Rick:

Please be advised that LaSalle National Bank has received your covenant waiver request letter dated May 7, 1999. LaSalle National Bank hereby grants Solder Station One, Inc.'s waiver request as it pertains to Section 11.2(f) ii of the Loan Agreement related to the required minimum Debt Service Coverage Ratio of
1.25 times. All other conditions remain unchanged and in full force and effect.

This waiver applies to the covenant violation that occurred in the first quarter of 1999 and is effective through January 1, 2000.

Sincerely,

LASALLE NATIONAL BANK


Charles E. Schroeder, Jr.
First Vice President



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